Exhibit 99.1

Willdan Reports Fourth Quarter 2009 and Fiscal Year 2009 Financial Results

ANAHEIM, Calif.,—(BUSINESS WIRE)—March 30, 2010—Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN) today announced financial results for its fourth quarter and fiscal year 2009 ended January 1, 2010.

For the fourth quarter of 2009, Willdan reported total contract revenue of $14.4 million and a net loss of $3.3 million, or $0.46 per basic and diluted share. The fourth quarter results reflect a goodwill impairment charge of $2.8 million related to Willdan’s public finance services reporting unit, a lease abandonment charge of $0.5 million, and an income tax valuation allowance of $0.9 million, partially offset by a litigation reversal of $1.1 million.

For the fiscal year ended January 1, 2010, Willdan reported total contract revenue of $61.6 million and a net loss of $5.6 million, or $0.78 per basic and diluted share.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “During the fourth quarter of 2009, we took a number of decisive actions to address the impact of continued economic weakness on our business. These changes were not easy to make, however, we believe they were necessary to position Willdan for the road ahead. While our traditional engineering business has continued to decline, we are encouraged by the growth in our energy business. Looking ahead, we will continue to counter weakness in our traditional engineering business with growth in our energy and homeland solutions businesses. With the changes we recently made, we believe we have closely aligned our resources with the demand for our services going forward. Assuming some degree of economic stabilization in 2010, we believe Willdan is poised for improved financial performance.”

Fourth Quarter 2009 Results

For the fourth quarter of fiscal 2009, revenue was $14.4 million, down $4.6 million, or 24.2%, from revenue of $19.0 million for the comparable period last year.  On a sequential basis, revenue was down $0.2 million, or 1.3%, from the third quarter of 2009.  Loss from operations was $4.0 million for the fourth quarter of fiscal 2009, as compared to $2.0 million for the comparable period last year.  On a sequential basis, loss from operations increased $2.6 million from $1.4 million in the third quarter of 2009.

Net loss was $3.3 million for the fourth quarter of fiscal 2009, as compared to $1.2 million in the comparable period last year and a net loss of $0.9 million in the third quarter of 2009.  Included in the net loss for the fourth quarter of fiscal 2009 was an income tax valuation allowance of $0.9 million related to a portion of the deferred tax assets.

Basic and diluted loss per share for the fourth quarter of fiscal 2009 was $0.46 as compared to $0.17 for the comparable period last year.

Willdan generated $0.4 million in cash flow from operations in the fourth quarter of fiscal year 2009.

Fiscal Year 2009 Results

For fiscal year 2009, revenue was $61.6 million, down $11.6 million, or 15.8%, from revenue of $73.2 million for fiscal year 2008.  Loss from operations was $7.5 million for fiscal year 2009 as compared to $2.8 million for fiscal year 2008.  Net loss was $5.6 million for fiscal year 2009 as compared to a net loss of $1.6 million for fiscal year 2008.

Basic and diluted loss per share for fiscal year 2009 was $0.78 as compared to basic and diluted loss per share of $0.22 for fiscal year 2008.

Willdan generated $2.2 million in cash flow from operations in the twelve months ended January 1, 2010.

	Three Months Ended		Twelve Months Ended
In thousands (except per share data)	January 1, 2010	January 2, 2009	January 1, 2010	January 2, 2009
Revenue	$14,375	$18,956	$61,605	$73,190

Loss from operations	(3,970)	(2,009)	(7,493)	(2,800)
Interest income	3	34	30	313
Interest expense	(9)	(13)	(38)	(33)
Other, net	(4)	(32)	(5)	(15)
Income tax benefit	(635)	(791)	(1,931)	(930)
Net loss	$(3,345)	$(1,229)	$(5,575)	$(1,605)

Basic and diluted loss per share	$(0.46)	$(0.17)	$(0.78)	$(0.22)

Weighted average shares outstanding:

Basic	7,208	7,164	7,192	7,159
Diluted	7,208	7,164	7,192	7,159

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net (loss) income plus net interest expense, income tax (benefit) expense, depreciation and amortization, goodwill impairment expense, lease abandonment expense, loss (gain) on sales of assets and litigation (reversals) accruals.  Willdan’s definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as net income.  Willdan believes Adjusted EBITDA enables management to separate unusual or infrequent income and expense items from its results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.  Willdan also believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from its operational results the impact of certain unusual or infrequent income and expense items, which may facilitate comparison of its results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased $3.4 million to $(3.3) million for fiscal year 2009 from $0.1 million for fiscal year 2008.

The following is a reconciliation of net loss to Adjusted EBITDA:

	Twelve Months Ended
In thousands	January 1, 2010	January 2, 2009

Net loss	$(5,575)	$(1,605)
Interest income	(30)	(313)
Interest expense	38	33
Loss on the sale of assets	6	15
Income tax benefit	(1,931)	(930)
Depreciation and amortization	1,814	1,978
Impairment of goodwill	2,763	148
Lease abandonment expense	707	742
Litigation reversal	(1,125)	—
Adjusted EBITDA	$(3,333)	$68

Liquidity and Capital Resources

Willdan had $8.4 million in cash and cash equivalents at January 1, 2010, compared with $8.1 million at January 2, 2009. Willdan has a $5.0 million bank revolving line of credit, with $1.0 million in outstanding borrowings at the end of fiscal year 2009.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Kimberly Gant plan to host a conference call on March 30, 2010 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss Willdan’s financial results and business developments.

Interested parties may access the conference call by dialing 877-941-8631 (480-629-9820 for international callers).  When prompted, ask for the “Willdan Group Fourth Quarter 2009 Investor Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through April 13, 2010, by dialing 800-406-7325 (303-590-3030 for international callers).  The replay access code is 4272630#.  The webcast replay will be available on Willdan’s website for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan is a provider of outsourced services to public and private agencies and utilities located primarily in California and New York. Willdan assists cities, public utilities and other government agencies and, to a lesser extent, private industry with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, energy efficiency, water conservation, renewable resource strategy, financial and economic consulting, and disaster preparedness and homeland security. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended January 1, 2010 filed on March 30, 2010. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contact:

Kimberly Gant

Chief Financial Officer

714-940-6329

kgant@willdan.com

Moira Conlon

Financial Profiles, Inc.

310-478-2700 x11

mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 1, 2010	January 2, 2009
Assets
Current assets:
Cash and cash equivalents	$8,445,000	$8,144,000
Accounts receivable, net of allowance for doubtful accounts of $1,862,000 and $662,000 at January 1, 2010 and January 2, 2009, respectively	10,097,000	12,862,000
Costs and estimated earnings in excess of billings on uncompleted contracts	6,649,000	8,281,000
Income tax receivable	51,000	956,000
Other receivables	73,000	48,000
Prepaid expenses and other current assets	1,500,000	1,784,000
Total current assets	26,815,000	32,075,000

Equipment and leasehold improvements, net	1,596,000	2,377,000
Goodwill	10,371,000	11,145,000
Other intangible assets, net	149,000	1,367,000
Other assets	318,000	373,000
Deferred income taxes, net of current portion	1,083,000	233,000
Total assets	$40,332,000	$47,570,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$488,000	$448,000
Accounts payable	1,457,000	2,111,000
Purchase price payable	—	1,000,000
Accrued liabilities	4,509,000	5,253,000
Billings in excess of costs and estimated earnings on uncompleted contracts	1,030,000	704,000
Borrowings under line of credit	1,000,000	—
Current portion of notes payable	23,000	52,000
Current portion of capital lease obligations	125,000	168,000
Current portion of deferred income taxes	1,479,000	2,519,000
Total current liabilities	10,111,000	12,255,000

Notes payable, less current portion	—	17,000
Capital lease obligations, less current portion	82,000	157,000
Lease obligations	1,022,000	805,000
Total liabilities	11,215,000	13,234,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 7,208,000 and 7,164,000 shares issued and outstanding at January 1, 2010 and January 2, 2009, respectively	72,000	72,000
Additional paid-in capital	33,440,000	33,084,000
(Accumulated deficit) retained earnings	(4,395,000)	1,180,000
Total stockholders’ equity	29,117,000	34,336,000
Total liabilities and stockholders’ equity	$40,332,000	$47,570,000

 WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year
	2009	2008	2007

Contract revenue	$61,605,000	$73,190,000	$78,798,000

Direct costs of contract revenue (exclusive of depreciation and amortization shown separately below):
Salaries and wages	18,130,000	21,991,000	25,769,000
Sub-consultant services	7,997,000	7,750,000	4,600,000
Other direct costs	2,715,000	2,973,000	1,568,000
Total direct costs of contract revenue	28,842,000	32,714,000	31,937,000
Gross profit	32,763,000	40,476,000	46,861,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	20,325,000	24,439,000	25,061,000
Facilities and facility related	4,430,000	4,803,000	4,546,000
Stock-based compensation	272,000	214,000	209,000
Depreciation and amortization	1,814,000	1,978,000	1,755,000
Lease abandonment, net	707,000	742,000	—
Impairment of goodwill	2,763,000	148,000	—
Litigation (reversal) accrual	(1,125,000)	—	1,049,000
Other	11,070,000	10,952,000	11,719,000
Total general and administrative expenses	40,256,000	43,276,000	44,339,000
(Loss) income from operations	(7,493,000)	(2,800,000)	2,522,000

Other (expense) income:
Interest income	30,000	313,000	693,000
Interest expense	(38,000)	(33,000)	499,000
Other, net	(5,000)	(15,000)	(27,000)
Total other (expense) income	(13,000)	265,000	1,165,000
(Loss) income before income tax expense	(7,506,000)	(2,535,000)	3,687,000

Income tax (benefit) expense	(1,931,000)	(930,000)	1,543,000
Net (loss) income	$(5,575,000)	$(1,605,000)	$2,144,000

(Loss) earnings per share:
Basic and diluted	$(0.78)	$(0.22)	$0.30

Weighted-average shares outstanding:
Basic	7,192,000	7,159,000	7,149,000
Diluted	7,192,000	7,159,000	7,150,000

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year
	2009	2008	2007
Cash flows from operating activities:
Net (loss) income	$(5,575,000)	$(1,605,000)	$2,144,000
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,814,000	1,978,000	1,755,000
Impairment of goodwill	2,763,000	148,000	—
Lease abandonment expense, net	707,000	742,000	—
Loss on sale of equipment, net	6,000	17,000	28,000
Provision for doubtful accounts	1,829,000	585,000	212,000
Stock-based compensation	272,000	214,000	209,000
Changes in operating assets and liabilities:
Accounts receivable	936,000	3,266,000	(1,032,000)
Costs and estimated earnings in excess of billings on uncompleted contracts	1,632,000	187,000	624,000
Income tax receivable	905,000	(956,000)	—
Other receivables	(25,000)	53,000	4,348,000
Prepaid expenses and other current assets	284,000	292,000	(209,000)
Other assets	55,000	50,000	69,000
Accounts payable	(654,000)	(186,000)	(134,000)
Accrued liabilities	(959,000)	(831,000)	(8,792,000)
Billings in excess of costs and estimated earnings on uncompleted contracts	326,000	(236,000)	(281,000)
Deferred income taxes	(1,890,000)	(112,000)	737,000
Lease obligations	(272,000)	(60,000)	59,000
Net cash provided by (used in) operating activities	2,154,000	3,546,000	(263,000)

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(386,000)	(552,000)	(654,000)
Proceeds from sale of equipment	—	49,000	35,000
Purchase of other assets	—	(75,000)	—
Payments for business acquisitions, net of cash acquired	(2,373,000)	(10,236,000)	—
Purchase of liquid investments	—	(7,100,000)	(22,800,000)
Proceeds from sale of liquid investments	—	8,400,000	21,500,000
Net cash used in investing activities	(2,759,000)	(9,514,000)	(1,919,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	40,000	(185,000)	376,000
Payments on notes payable	(46,000)	(1,119,000)	(1,210,000)
Proceeds from notes payable	—	—	1,184,000
Borrowings under line of credit	3,553,000	—	418,000
Repayments of line of credit	(2,553,000)	—	(418,000)
Principal payments on capital leases	(172,000)	(170,000)	(175,000)
Proceeds from sales of common stock under employee stock purchase plan	84,000	75,000	25,000
Final distributions to former holders of redeemable common stock	—	—	(3,150,000)
Refund of offering costs	—	—	10,000
Net cash provided by (used in) financing activities	906,000	(1,399,000)	(2,940,000)

Net increase (decrease) in cash and cash equivalents	301,000	(7,367,000)	(5,122,000)
Cash and cash equivalents at beginning of the year	8,144,000	15,511,000	20,633,000
Cash and cash equivalents at end of the year	$8,445,000	$8,144,000	$15,511,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$40,000	$34,000	$84,000
Income taxes	3,000	853,000	902,000
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$60,000	$42,000	$147,000
Note payable issued in connection with acquisition of assets	—	100,000	—
Purchase price payable	—	1,000,000	—